UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2022, S&W Seed Company (the “Company”) entered into a Seventh Amendment to Loan and

Security Agreement (the “CIBC Amendment”) with CIBC Bank USA (“CIBC”), amending the Company’s Loan and Security Agreement with CIBC, dated December 26, 2019 (as amended, the “CIBC Loan Agreement”), by and among the Company, Seed Holding, LLC, Stevia California, LLC and CIBC. The CIBC Amendment increased (i) the total revolving loan commitment provided under the CIBC Loan Agreement from $18,000,000 to $21,000,000 and (ii) the borrowing base eligible inventory sublimit from $9,000,000 to $12,000,000.

In continued support of the Company’s ongoing efforts to solidify and stabilize its financial position and balance sheet, on October 28, 2022, MFP Partners, L.P. (“MFP”) provided an amended letter of credit, issued by JPMorgan Chase Bank, N.A. for the account of MFP, with a face amount increased from $9,000,000 to $12,000,000, for the benefit of CIBC, as additional collateral to support the Company’s obligations under the CIBC Loan Agreement, as amended by the CIBC Amendment.

Concurrently, on October 28, 2022, the Company entered into a First Amendment to Subordinate Loan and Security Agreement (the “MFP Amendment”) with MFP, amending the Company’s Subordinate Loan and Security Agreement, dated September 22, 2022 (as amended, the “MFP Loan Agreement”), with MFP, to increase the maximum amount of term loan advances available to the Company under the MFP Loan Agreement from $9,000,000 to $12,000,000.

In connection with the MFP Amendment, on October 28, 2022, the Company issued to MFP a warrant (the “Warrant”) to purchase 166,700 shares of the Company’s Common Stock (the “Warrant Shares”), at an exercise price of $1.60 per Warrant Share (subject to adjustment in connection with any stock dividends and splits, distributions with respect to common stock and certain fundamental transactions as described in the Warrant). The Warrant will expire five years from the date of issuance.

MFP is the Company’s largest shareholder. One of the Company’s directors, Alexander C. Matina, is Vice President and Portfolio Manager of MFP Investors LLC, the general partner of MFP.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the CIBC Amendment and the MFP Amendment in Item 1.01 above are incorporated by reference into this Item 2.03. As of October 28, 2022, approximately $7.6 million remained available for use under the CIBC Loan Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2022, the Company received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that for 30 consecutive business days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Notice has no effect on the listing of the Company’s common stock at this time, and the Company’s common stock continues to trade on The Nasdaq Capital Market under the symbol “SANW.”

Under Nasdaq Listing Rule 5810 (c)(3)(A), the Company has 180 calendar days following the date of the Notice (the “Compliance Period”) to regain compliance with the Minimum Bid Price Requirement. If at any time through May 1, 2023, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and its common stock will continue to be eligible for listing on The Nasdaq Capital Market absent noncompliance with any other requirement for continued listing.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, the Company may be afforded an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement (the “Additional Compliance Period”) if, on the last day of the Compliance Period, the Company is in compliance with the continued listing requirement for market value of publicly held shares as well as all other initial listing standards for The Nasdaq Capital Market (other than the Minimum Bid Price Requirement), unless the

Company does not indicate its intent to cure the deficiency, or if it appears to Nasdaq that it is not possible for the Company to cure the deficiency.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period or, if applicable, the Additional Compliance Period, the Company’s common stock will be subject to delisting.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Warrant in Item 1.01 above is incorporated by reference into this Item 3.02.

Neither the Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the execution of the MFP Amendment, MFP represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by MFP were acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By:	/s/ Elizabeth Horton
Elizabeth Horton
Chief Financial Officer

Date: November 1, 2022